Exhibit 99.1

The Forefront of Financial Ingenuity in Democratized Life Settlement Contract EcoSystem

ARAX and LCC Deploy Core Blockchain and Its Ecosystem in a Fully Transparent DeFi Solution with a Real-Time Tokenized Life Settlement Bond Value Investment Index in a jointly owned Solutions Provider, VERAT LLC

Summary

This article takes a deep dive into the innovative Core Blockchain ecosystem, encompassing CorePass, Ping Exchange, Core Tokenization and Smart Contract Platform, the Core Digital Asset Management Platform, and Core Regtech Solutions in a fully transparent DeFi and Fractional Life Settlement Bond Platform deployed in a unique real-time valuation system developed by Longevity Capital Company (LCC).

In the article, we review how these platforms are redefining the financial industry through decentralization and integration of advanced tech solutions with specific reference to programmable money, referred to as purpose-bounded money (PBM), and within a sphere of programmable regulatory compliance. The article highlights multiple unique, first-of-their-kind solutions that the VERAT partnership will generate as a result of the collaboration between the Real-Time Life Settlement Valuations Platform of LCC and ARAX Holdings Corp’s (ARAX) Core Blockchain EcoSystem, focusing on the synergy between decentralized finance (DeFi), tokenization, digital identity verification linked to verifiable digital attributes, and regulatory compliance.

The goal of the VERAT partnership is to offer complete legal infrastructure solutions for banks, InsureTech companies, investment fund managers, and people looking for small investment opportunities in an open-ended life settlement bond industry that is transparent and accountable. The article delves into the potential and challenges of adopting VERAT technologies, presenting multiple solutions in trade finance underwriting, DeFi-based stable token offerings, and open-ended life settlement bonds manifesting in a transparent and quantifiable predictive investment platform.

Concluding with key insights, the article lays out the roadmap for a second version of the VERAT Platform for future explorations in the constantly evolving realm of the tokenized financial landscape, creating a platform for institutions to cherry-pick settlement contracts that fit their investment portfolio and ultimately facilitate the integration of Life Settlement Bonds into financial instruments that offer streamlined interactions within a new financial ecosystem that embraces emerging technologies and adapts them into new paradigms of innovative and trustworthy structured investment opportunities.

Keywords: Life Settlement Bonds, Life Settlement Contracts, Core Blockchain, CorePass Digital Identity, Core Digital Attributes Platform, Blockchain-based Accounting Information System (AIS), Business Intelligence (BI),  Smart Contracts, Decentralized Finance (DeFi), Trade Finance Underwriting, Tokenization of Real-World Assets, Purpose Bounded Money (PBM)

Introduction

A Paradigm Shift in Transparent Investment and Finance

ARAX's Core Blockchain ecosystem and LCC's Real-Time Life Settlement Valuation Platform are transforming the current financial paradigm. ARAX and LCC are teaming up to launch an innovative, first-of-its-kind life settlement fintech ecosystem called VERAT LCC. This groundbreaking partnership introduces the two companies' network of integrated platforms, including LCC Algorithmic Real-Time Portfolio Valuation, Core Blockchain Smart Contract and Tokenization Platform, CorePass, Ping Exchange, Core Digital Asset Management, Digital Attribute Platforms, and Core Regtech. Together, they are revolutionizing the landscape of compliant financial ecosystems and infrastructure solutions in the digital age.

Real-World Implementation of the VERAT Ecosystem

●	Core Blockchain: Trustworthy Real-Time Data Analytics

The Core Blockchain consists of cryptographically linked data blocks within ARAX's Core Blockchain EcoSystem. The ecosystem grants users access to the complete transaction history via a decentralized ledger, which allows the possibility of building solutions like transparent and accountable real-time data analytical platforms that provide trustworthy predictive analytical solutions, a perfect match for Fintech and investment management infrastructure solutions. The architecture employs various peer-to-peer (P2P) nodes for cryptographic transaction validation, eliminating the need for a central authority. The Core Blockchain technology, rooted in a peer-to-peer network, operates independently of centralized control. Transactions are recorded using a cryptographic hash value as a trust mechanism. Each transaction is logged in a block with its hash value and the preceding block's hash value. Advanced ED448 encryption safeguards the decentralized Core Blockchain system, enhancing security through a sophisticated "proof of distributed efficiency network," an improved evolution of the conventional Bitcoin "proof of work" technology.

●	Core Blockchain Enterprise Distributed Ledger Technology (DLT):

Core's blockchain-based Accounting Information System (AIS) and Business Intelligence (BI), developed on the Totams platform, is a first-of-its-kind feature due to its ability to organize information and big data in a decentralized, distributed, and shared chain of blocks. This information and data can be sorted into hashed events and fingerprinted data blocks that merge off-chain cloud platforms into a blockchain network, creating a dynamic balance of on-chain and off-chain database management platforms. Managed by multiple users, these platforms operate within Core Blockchain's Peer-to-Peer (P2P) network, referred to as Core's blockchain-based Accounting Information System (AIS).  AIS is developed on the Totams platform and is a first-of-its-kind feature due to its ability to organize information and big data in a decentralized, distributed, and shared chain of blocks. This information and data can be sorted into hashed events and fingerprinted data blocks that merge off-chain cloud platforms into a blockchain network, creating a dynamic balance of on-chain and off-chain database management platforms. Managed by multiple users, these platforms operate within Core Blockchain's Peer-to-Peer (P2P) network, referred to as Core Enterprise Distributed Ledger Technology (DLT).

Within the Core Blockchain Enterprise DLT Network, transactions are entered and securely stored in a distributed ledger. This transparent system is accessible to all relevant parties, including regulators, auditors, and users, each possessing an identical copy of the ledger for maximum transparency and accuracy.

CorePass: Digital Identity Evolved

CorePass transforms identity authentication by merging verifiable digital attributes with blockchain-based digital identities by harnessing Core Blockchain's distinctive security capabilities. This simplifies KYC and AML compliance while facilitating smooth financial transactions for digital asset management and settlement.

●	Core Tokenization and Smart Contracts: Asset Management

Leveraging Core Blockchain's robust YLEM platform for smart contracts, the Core Blockchain CBC20 standards, Tokenization, and Smart Contract Platform offer a secure foundation for the fractionalization of real-world assets such as bonds and financial instruments like Life Settlement Bond investments and a PBM platform for settling reverse auction offerings of life insurance policies. It will enhance liquidity for individual life insurance policy sellers, democratize access to investment opportunities, and revolutionize asset management through DeFi initiatives.

●	Core Purpose Bound Money Platform (CT-PBM): Perfect Solutions for Bond Originators, Fund Administrators, and Managers

Broadening the potential of offering an advanced and revolutionary investment management infrastructure, VERAT will deploy the Core Blockchain Ecosystem's Business Intelligence toolset (CT-EBI) to provide its clients, such as Bond Administrators, not only with asset verification and real-time investment instrument valuations but, at the same time, service asset management platforms the Core's CT-EBI toolset platform for VERAT clients interested in a blockchain-based digital attribute management platform connected to the CorePass to modernize, streamline and simplify the traditional siloed design of the financial industry infrastructure with a shared digital asset management and settlement platform connecting common information and pushing boundaries within innovative regulatory compliant financial investment opportunities primarily driven by two elements:

o	Smart Contracts
Self-executing autonomous programs built on the consensus of the network participants and users VERAT serves in its Life Settlement Management platform. The Core Smart Contract Platform offers comprehensive compliance with self-executable instances across the digital fund management value chain. This includes automated securities transfer and settlement in addition to decentralized compliance. Adhering to the CBC20 Token Standards ensures the secure tokenization of real-world financial assets.

o	CBC20 Tokens
The CBC20 Token Standards introduce the standard functionality and features of WrappedToken, EquivalentToken, CheckableToken, and BountiableToken contracts, culminating in a dynamic and multifaceted token standard. CoreToken consolidates various functionalities into one comprehensive contract, serving as a versatile solution for projects. It provides advanced token attributes, such as value stability, improved transactional capabilities, and incentive mechanisms, catering to diverse project requirements.

Furthermore, the CBC20 Token Standard bolsters security by facilitating offline transactions and mitigating cyber threats. Its incentivization structure rewards users for blockchain activities, and its upgradable nature affords future adaptability for cloud platform integration off-chain, ensuring compatibility of any technological advancements in future software developments.

o	CBC20 Tokens Key Attributes

■	Facilitate the wrapping and unwrapping of another CBC20 token, which could, e.g., represent fingerprinted data bundles for off-chain cloud platform integration.

■	Incorporate real-time external price feeds to uphold value equivalence, apt for data analytics platforms and algorithmic investment portfolio predictions.

■	Enable the issuance and cash-out for controlled token allowances and settlements.

■	Implement a system to assign and execute token bounties for broker rewards and external fee structures.

●	Ping Exchange: Trading Efficiency at its Peak

●	Designed to cater to novice and seasoned traders' needs, Ping Exchange exemplifies Core Blockchain's power to create versatile platforms for exchanging tokenized real-world assets securely and efficiently.

VERAT Life Settlement Management Platform

VERAT's Life Settlement Management Platform allows clients and institutional users to create tokenized fractional life settlement investment instruments. These tokenized assets are distributed among investors via private placements, auctions, or public offerings, depending on the jurisdiction of the proposed bond custody and its regulatory compliance. Following this distribution, these tokens are listed on the Ping Exchange, facilitating secondary market trading and ensuring liquidity for token holders.

Converting open-ended life settlement investment funds into fractioned parts, referred to as tokens, transforms traditionally hard-to-move assets into easily transferable units. This fosters a more streamlined and efficient marketplace.

The VERAT platform, with specific reference to its embedded tokenization system, is set to not only revolutionize liquidity transformation in the life settlement bond industry but also to allow more inclusivity for smaller and even individual investors. Enabling fractional ownership in traditionally large life settlement bond structures can unlock asset value. Previously, these structures were exclusive to large financial institutions and investors. On the other hand, VERAT expands the investor base and specifically includes smaller investors by reducing the capital investment requirements.

●	Real-Time Valued Financial Instruments: Transparent Real-Time Data Analytics

VERAT's digital Life Settlement platforms will be developed using the Core Blockchain Ecosystem and the CorePass Digital Identity platform. It will present users with a streamlined dashboard designed for various functions. These include those wishing to tender their life insurance policies, financial institutions and individuals seeking to acquire policies and construct a compliant structured life settlement bond, and those interested in participating in or establishing an underwritten DAO-based DeFi project. These instruments will be converted into tokenizable, regulation-compliant asset-backed securities on the VERAT Platform. This allows owners to list the compliant tokens on Ping Exchange's secondary trading market.

●	Key Takeaways of the VERAT Life Settlement Platform

o	Digital treasury teams and fund managers in charge of financial institutions' investment portfolios can use VERAT's streamlined dashboard solution directly. It will provide on-demand portfolio valuations and algorithmic predictive performance analytics for cash and investment workflows.

o	The VERAT dashboard will equip portfolio owners and stakeholders with fully integrated modules. These modules will facilitate real-time financial and liquidity position monitoring and streamline investment and accounting workflows.

o	In the second version of the VERAT platform, VERAT token holders, portfolio managers, and fund managers could attain real-time straight-through processing using the extensive API and Oracle library of the Core Digital Asset Management Platform (CT-DAMP). As part of this, tokenized automated deal tickets will be generated using XCB as underwriting. This will ensure the creation of a series of transactions for operations using the Core DAO's Liquidity Staking and Treasury Modules to be deployed later in 2024 on the Ping Exchange's Settlement platform.

o	Enhanced competitiveness: By harnessing the power of real-time analytics, businesses can swiftly identify trends and benchmarks, securing a distinct edge over competitors who rely solely on historical data. Giving them instant access to performance reports about partners and competitors improves their strategic thinking and makes them even more competitive. This is especially true for fund managers who will improve bond performance by replacing bad policies on the reverse auction platform with better ones using the VERAT Platform's real-time valuation algorithm and the comparative module that will be released in Version 2.

o	Accurate insights: Real-time analytics prioritize immediate analysis, ensuring focused outcomes and preventing time wasted on irrelevant data collection.

o	Cost-effectiveness: Despite the upfront investment, the ultimate advantages of real-time technologies make them a financially savvy choice in the long run. These technologies also ward off delays in resource allocation and information congestion, further enhancing their value.

o	Swift outcomes: Instant data classification enables efficient queries and rapid data processing, facilitating quicker trend predictions and decision-making.

●	Blockchain and Asset Management on the VERAT Life Settlement Platform

Leaders in the investment management industry have responsibilities beyond troubleshooting daily issues. They need to take proactive measures to secure the future of their firms in a highly competitive environment, implementing innovative and optimized investment solutions for their financial resources.

The VERAT Life Settlement Platform offers a unique blockchain-based asset management solution that empowers investment managers to have greater control over their clients' portfolios and deliver better returns. At the same time, these investment funds, using the VERAT Platform, have access to cherry-picking opportunities in bond and investment origination, a platform that utilizes blockchain technology's secure and immutable nature to streamline data management, improve transparency, and reduce operational costs.

By leveraging VERAT's life settlement tokenization process, investment managers can provide their clients with direct access to various alternative assets, such as life settlement policies and fractionated live settlement bonds. These assets offer attractive returns with low volatility compared to traditional financial instruments, making them a valuable addition to any investment portfolio as these asset classes are, in general, not linked to market forces.

Moreover, the VERAT Life Settlement Platform automates many manual processes to manage these alternative assets, reducing human error and increasing efficiency. This not only saves time but also reduces risk.

By significantly improving asset management value chains and opening the door to previously unheard-of levels of resource optimization, VERAT technology, which will be built on the Core EcoSystem, is poised to transform the life settlement sector. Consider the following: Verified VERAT platform users with a CorePass digital identity tied to their financial and transaction history can authorize creating a new account 24/7. A smart contract is triggered by this action, which searches records and then approves account opening.

Upon eligibility assessment, the account opening documents are securely displayed to the customer on their VERAT Dashboard or directly on their smartphone. All details and records in the form of digital attributes, such as the time and date stamp, location, and e-signature, are securely hashed in the Core Blockchain. The app efficiently oversees the financing of the new account through an automated DAO payment or securities transfer system.

At the same time, blockchain and smart contracts revolutionize private equity fund administration by managing capital resources on the CT-DAMP and Core RegTech Platform. This programmable and automated DAO process minimizes risk, requiring human intervention only when necessary.

Clarifying Complex Innovations

We aim to demystify the intricacies of Core Blockchain's products and LCC's real-time Life Settlement Bond and Insurance Policy Acquisition Process, punctuating the discussion with a reader-friendly narrative to shed light on the real-world implications of these groundbreaking platforms to build.

Core Blockchain: Decentralization at the Heart

Taking cues from prominent studies within the sector, we explore the transformative impact of decentralized solutions offered by Core Blockchain and its EcoSystem. Emphasizing its role in asset tokenization and settlement of DeFi transactions, the review dissects the nuances that render Core Blockchain and the Core EcoSystem essential players in today's FinTech platforms.

Innovative Attributes of Core Blockchain

●	Decentralized Core Blockchain and;

●	Core EcoSystem deployed on Digital Identity and Digital Attribute Verification

●	Core Dao Platform, XCB and CTN Liquidity Staking Pools, and XCB Treasury Wallets

●	Core Stable Token

●	Core Real-World Tokenized Asset-Backed Assets

●	Purpose-Bound Money in Smart Contracts

●	Core Wrapped Token and CBC20 Standards

●	Core Digital Asset Management Platform (CT-DAMP)

●	Ping Exchange Digital Asset Settlement Platform

●	Core RegTech Platform

CorePass: Streamlining Digital Integrity

CorePass ushers in a pioneering method for managing digital identities through blockchain technology, facilitating regulatory compliance and fostering a user-centric environment for digital interactions connecting digital attributes deployed in the Core Digital Asset Management Platform (CT-DAMP) and the Ping Exchange Digital Asset Settlement Platform.

Asset Tokenization: Democratizing the Wealth Market in the Life Settlement Industry

We sift through the dynamics of tokenizing assets and the consequential benefits, ranging from enhanced liquidity to fractional ownership. The use of Core Blockchain’s smart contracts in encapsulating the DNA of real-world assets is particularly emphasized, illustrating the platform's excellence in engineering DeFi solutions and DAO solution architectures and implementing Life Settlement Platforms like that of VERAT.

In recent years, the financial landscape has witnessed a significant transformation with the emergence of blockchain technology and the concept of asset tokenization. This innovative approach is reshaping traditional investment strategies, making them more accessible and inclusive for a broader range of individuals. According to a report by the Boston Consulting Group (BCG), tokenized alternative assets are poised to democratize investing and become a staggering $16 trillion business by 2030.

An Insight into the USA Life Settlement Market

According to recent data, the U.S. life settlement market continues to demonstrate robust growth and resilience, even in the face of economic adversity. Research conducted by Conning displays a promising future for life settlements. This upward trajectory is fueled by factors such as the increasing consumer demand for alternative income sources and investor interest in diverse assets. Economic circumstances, such as rising interest rates, also play a positive role, enhancing the crediting rates for universal life policies. Such a conducive environment is projected to stimulate consistent growth in the annual face value of newly settled policies, as well as the overall gross market from 2023 to 2032.

Montage Financial Group offers valuable insights into the evolving market dynamics and trends of life settlements. According to a 2020 report by The Deal, approximately $4.6 billion was disbursed to 3,241 policyholders, marking an increase from $4.4 billion and 2,878 policyholders in 2019. This demonstrates notable growth potential. The average policy value in life settlements is about $1.2 million, and the typical life settlement payout is nearly four times the cash surrender value of the life insurance policy. This reveals an increasing perception of life settlements as a feasible and profitable option for policyholders.

On average, sellers received $255,000 per settlement, far greater than the cash surrender offerings from insurance companies. Noteworthy is that policies worth an approximate face value of $640 billion were lapsed or surrendered, suggesting that many policyholders could have benefited significantly from life settlements.

The aging of the Baby Boomer generation, which increases the pool of potential life settlement candidates, is driving the soaring interest in life settlements. Additionally, increased awareness and educational initiatives will likely support the life settlement market's growth. The range of available options for a growing number of seniors. In the United States, life settlements are a practical financial solution for the elderly. They offer a secure, regulated avenue to access funds for retirement needs via trustworthy brokers.

Asset tokenization is revolutionizing the wealth market by transforming physical or digital assets into blockchain-based tokens, representing ownership shares that can be traded on blockchain platforms. This leverages blockchain's transparency, security, and efficiency, enabling new ways of asset ownership and trading.

VERAT Life Settlement Platform

Key Aspects of Life Settlement Asset-Backed Tokenization

●	Diverse Applications: Applies to various assets, like:

o	The acquisition of individual life insurance policies.

o	Bond origination

o	Fractionation of Life Settlement Bonds

o	Asset-Backed Stable Tokens

o	DeFi transactions

●	Fractional Ownership: It enables tokenizing fractions of high-value bonded assets, making investments accessible with smaller capital. This approach democratizes high-value investments in above-average return open-ended bonds with low correlation to market factors.

●	Liquidity and Accessibility: These tokens are highly liquid and tradeable 24/7 on digital exchanges, breaking down geographical barriers and allowing global participation.

●	Transparency and Security: Blockchain ensures tamper-proof, transparent ownership records, reducing fraud risk and increasing trust.

●	Reduced intermediaries: It cuts out intermediaries, lowers fees and barriers, and channels more capital directly into the asset.

●	Global Diversification: Tokenization facilitates global portfolio diversification without currency conversion and international regulation complexities.

Key Growth Drivers

●	Institutional Adoption: Banks, asset management firms, and pension funds are increasingly exploring tokenized assets, including insurance companies buying back their own life policies.

●	Regulatory Clarity: Evolving favorable legal frameworks are boosting investor confidence.

●	Technological Advancements: Continuous improvements in blockchain scalability, security, and efficiency.

●	Retail Investor Participation: The market is expanding with more retail investors engaging in tokenized assets.

●	Global Market Integration: Cross-border investment opportunities foster market growth, specifically with the regulated asset-backed MICA regulation in Europe.

Implications for Wealth Democratization in the Life Settlement Industry

●	Inclusive Investment Opportunities: Tokenization enables investment in previously inaccessible assets for individuals with limited resources.

●	Wealth Redistribution: It can potentially redistribute wealth more equitably by allowing people from diverse socio-economic backgrounds to engage in wealth creation.

●	Financial Education: Growing involvement in tokenized assets necessitates enhanced financial literacy about blockchain and smart contracts.

●	Risk Mitigation: Tokenization platforms often include risk management tools like smart contracts that include decentralized regulation solutions offered in platforms like the Core RegTech Platform.

●	Economic Growth: Potential to stimulate economic growth by attracting capital across industries.

Real-Time Valuation of LCC

●	The method employed by LCC, which integrates models, statistical analysis, and cutting-edge data systems, ensures unparalleled efficiency and precision. LCC also forms strategic partnerships across various ventures, capitalizing on its proprietary intellectual property to generate significant value.

●	At the core of LCC's operations is an integrated system designed to streamline the identification, segmentation, acquisition, and ongoing evaluation of the real-time value of Tier 3 assets. These assets, which are institutional-level financial instruments often presenting valuation challenges, are recorded at acquisition cost under generally accepted accounting principles until sold. Although this system encompasses a wide array of assets, LCC mainly concentrates on a specialized market segment known as senior life securities, essentially life insurance policies for seniors.

●	LCC has devised an elaborate modelling and management framework to manage these assets effectively, complete with a perpetual valuation engine that employs advanced mathematics and statistical analysis. "Bayesian Inference," a pivotal theorem for artificial intelligence platforms, is central to this framework. This system has undergone extensive scrutiny from independent parties, such as accounting firms, regulatory bodies, and credit rating institutions, earning a BBB+ mid-level investment grade rating. The system's valuation methodology has also gained audit-level endorsement for its dependability and precision.

●	Independent, comprehensive analysis suggests that LCC's system can aggregate and manage an extensive portfolio of financial assets in a way expected to yield significant returns over 10 to 15 years. While definitive outcomes will become more apparent after at least two years of real-time valuation, the consensus among analysts is that the value of the asset pools is highly unlikely to decrease. This confidence in the system's performance has secured a commendable BBB+ investment grade rating.

Conclusion

ARAX and LCC have jointly established VERAT, a corporate venture with equal ownership. This new entity aims to develop a range of products leveraging the combined intellectual property of both companies. The focus is on capitalizing on highly valuable intellectual assets by creating a blockchain-enabled, fully transparent, real-time investment platform. This innovative tool is designed for investors and fund managers, facilitating the identification, segmentation, acquisition, and ongoing valuation of Tier 3 assets.

Through the lens of Core Blockchain and ARAX’s suite of platforms, this piece highlights the burgeoning significance of decentralized, tokenized solutions in the financial sector's life settlement industry. As the industry continues to gravitate towards these pioneering methods, the promise of an efficient, inclusive, and secure financial environment emerges more brightly. By solidifying our knowledge of the life settlement industry's foundational elements, we can harness DeFi's potential to unlock novel financial opportunities and shape the future. Through the implementation of the Core EcoSystem and CorePass and their strong ties to digital attributes, we can leverage blockchain technology's power via DeFi. This creates decentralized applications (DApps), empowering individuals to engage in diverse financial activities such as lending, borrowing, and trading while harnessing the potential of stable tokens for use in PBM and DAO networks.

Unlike traditional finance, DeFi operates on a permissionless and transparent network, ensuring equal access and fostering financial inclusion.

Harnessing the potential of the life settlement bond asset class in DeFi solutions can pave the way for unprecedented financial opportunities, sculpting the future of resource optimization of a somewhat unknown asset class.

The potential within DeFi is limitless. To harness this potential, staying informed and adaptable is crucial. We thus invite DeFi enthusiasts, scholars, and academics to join the ARAX and LCC teams at the Blockchain Hub on a journey towards wealth creation, ultimately leading to financial freedom.

The path ahead may pose challenges, but the rewards are unparalleled. Embrace this decentralized revolution and lay the foundation for a prosperous future.

For media inquiries, please contact:

Email Address: press@arax.cc

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this report may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement and furthermore, no assurance can be made that the transaction described in this Report will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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